UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

RPC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329

TO THE HOLDERS OF THE COMMON STOCK:

PLEASE TAKE NOTICE that the 2023 Annual Meeting of Stockholders of RPC, Inc., a Delaware corporation (“RPC” or the “Company”), will be held at 2170 Piedmont Road, NE, Atlanta, Georgia, on Tuesday, April 25, 2023, at 12:15 P.M., for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1. To elect the three Class I nominees identified in the attached Proxy Statement to the Board of Directors;

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3. To hold a nonbinding vote on executive compensation as disclosed in these materials;

4. To hold a nonbinding vote regarding the frequency of voting on executive compensation; and

5. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

RPC, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement dated March 15, 2023 is attached.

The Board of Directors has fixed the close of business on March 1, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

As permitted by the U.S. Securities and Exchange Commission rules, the Company is making the proxy materials relating to the Annual Meeting, including this Proxy Statement and the Company’s 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), available to our stockholders electronically via the Internet. On or about March 15, 2023, we mailed to our stockholders an Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 25, 2023 (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Important Notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 25, 2023: The 2023 Proxy Statement and 2022 Annual Report on Form 10-K to security holders are available at https://www.viewproxy.com/RPC/2023.

Voting can be completed in one of four ways:

Returning the Proxy Card by Mail	Via Telephone at 1-866-804-9616	Online at https://www.aalvote.com/ RES	Attending the meeting to vote In Person

By Order Of The Board Of Directors

Michael L. Schmit
Corporate Secretary
Atlanta, Georgia
March 15, 2023

Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may vote your proxy by telephone or over the Internet by following the instructions on your proxy card or Notice. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

To our Stockholders,

On behalf of the Board of Directors, we are pleased to announce that we will hold our 2023 Annual Meeting of Stockholders on Tuesday April 25th, 2023 at 12:15 P.M.

The year ended December 31, 2022 saw strong customer demand within our industry, including all the oilfield services that our company provides. We generated strong growth in both revenues and profits, leading to a significant increase in diluted earnings per share to $1.01, an increase compared to diluted earnings per share of $0.03 in the prior year. We also made selective investments in our businesses, upgrading our equipment to maintain our market share and continued to provide high quality services to our customers. Additionally, we reinstated our dividend in the third quarter of 2022 continuing our long-held practice of returning cash to shareholders.

During May 2022 we announced execuitve leadership changes at the Company when our longtime CEO, Richard A. Hubbell was named Executive Chairman of our Board of Directors, I was named Chief Executive Officer, and we added Michael L. Schmit to the executive team as our new Chief Financial Officer and Corporate Secretary. The continuity of the leadership team along with new financial talent at the Company has served us well in our efforts to maintain our strong financial performance at RPC.

We also continued our Environmental, Social and Governance (ESG) initiatives during the year. As we upgrade our existing equipment we are investing in more environmentally friendly technology, such as tier four dual-fuel engines. We have always undertaken efforts to make positive impacts in the communities in which we operate. We also support our employees with programs such as longtime support of United Way, college scholarship program and support of natural disaster emergency relief efforts. We also continue to focus on strong corporate governance through our Board of Directors’ Nominating and Corporate Governance Committee, which provides oversight of our ESG and other corporate governance acitivities. We’ve included additional information regarding our ESG initiatives in the following pages of this Proxy Statement.

As we begin 2023 we want to recognize the great work of our leadership teams and all of our amazing hard-working employees. Although oil prices have recently moderated from their highs, prices remain above levels sufficient to motivate our customers to drill and complete new wells, and we believe 2023 will be another year with strong financial performance.  RPC will continue to focus on generating superior financial performance, building long-term shareholder value and maintaining our long tradition of returning cash to shareholders. Through a combination of dividends and open market share repurchases, RPC has returned over $536 million to shareholders over the last decade, and we will continue to make this a priority.

Sincerely,

Ben M. Palmer
President and Chief Executive Officer

ESG AT RPC

ESG at RPC

At RPC, our mission is to provide best-in-class service to our customers, provide enduring long-term value to our Stockholders, support our employees and partners, and make a positive contribution to the communities where we live and work, while continuously improving our business practices to minimize our impact on the environment. Part of our ability to fulfill this mission is our capacity to identify and manage the ESG issues that can impact RPC and its stakeholders. To improve our capacity to manage these issues we have recently launched a new ESG initiative to highlight what RPC is already doing and to identify areas where enhancements would be beneficial.

2022 ESG Initiative

In September 2022, RPC launched its new corporate ESG initiative. In addition to reinforcing our current ESG-related efforts, this work will assist in the creation of a new ESG strategy and program and enhance disclosure of RPC’s ESG-related actions and information. This includes the development of new company statements to address the most important ESG issues for RPC. Once these statements are formally approved, they will be made publicly available on our website. RPC has also begun the process of conducting a Greenhouse Gas (GHG) blueprint. When completed, the GHG blueprint will help RPC calculate and understand our GHG emissions profile.

Current ESG Actions

While we launched our new ESG initiative in September, RPC has been taking steps to conduct our operations in an environmentally responsible way for many years. For example, RPC was an early participant in the FracFocus Hydraulic Fracturing Chemical Registry, voluntarily reporting data before many of our peers and making related investments in technology and process changes. RPC also has a division that recycles water from oilfield completion sites. In 2022, it treated approximately 36 million barrels and recycled 21 million barrels of water. Finally, RPC’s pressure pumping business is making significant investments in technology and improving processes that will reduce our GHG emissions by making engine usage more efficient.

In addition to the environment, RPC has also long been investing in our employees and our communities. We have a strong track record of recruiting and hiring recently discharged veterans. RPC also supports the educational goals of our employees’ children through our college scholarship program which awards four-year college scholarships, contributing more than $1 million to date. RPC also supports our local communities through natural disaster emergency relief efforts, and through our long history of supporting the United Way Campaign where our corporate headquarters is located.

ESG Oversight

Providing relevant guidance and oversight are our three board committees that support RPC’s ESG efforts in their respective areas. The Nominating and Corporate Governance Committee is responsible for monitoring our general ESG practices, policies, programs, and public disclosures. The Human Capital Management and Compensation Committee provides oversight of the development and management of RPC's human capital management strategies and policies – including diversity, equity, and inclusion. Finally, our Audit Committee is responsible for oversight of RPC’s cybersecurity risk management program and will provide company management with guidance on our sustainability and ESG reporting disclosures and related internal control procedures.

2023 ANNUAL PROXY STATEMENT

PROXY STATEMENT

We are furnishing the proxy materials to stockholders on or about March 15, 2023. The Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 25, 2023. Proxy Statement and the Annual Report on Form 10-K are available at https://www.viewproxy.com/RPC/2023.

The following information concerning the proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 25, 2023 is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

SOLICITATION OF AND POWER TO REVOKE PROXY

A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors and in favor of ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and in favor of the nonbinding proposals to approve executive compensation, and the frequency of such votes to be every three years.

A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if they so elect, by contacting either proxy holder, by timely submitting a later dated proxy changing their vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from their broker before they can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.

HOUSEHOLDING AND DELIVERY OF NOTICE OR PROXY MATERIALS

The Company has adopted the process called “householding” for any notice or proxy materials in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the notice or proxy materials, unless we receive contrary instructions from any stockholder at that address.

If you prefer to receive multiple copies of the proxy materials at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to the Company at 2801 Buford Highway NE, Suite 300, Atlanta, GA 30329 or by calling 404-321-2140. Eligible stockholders of record receiving multiple copies of the proxy materials can request householding by contacting the Company in the same manner.

2023 ANNUAL PROXY STATEMENT

CAPITAL STOCK

The outstanding capital stock of the Company on March 1, 2023 consisted of 217,500,177 shares of Common Stock, par value $0.10 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on March 1, 2023, the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to routine matters, if your shares are held through a broker and you do not instruct the broker on how to vote your shares, your broker may choose to leave your shares unvoted or to vote your shares on the routine matters. Proposal 2, with respect to the ratification of the auditor, is the only routine matter on the agenda at this year’s Annual Meeting. With respect to Proposals 1, 3 and 4, without instructions, your broker cannot vote your shares, resulting in what are known as “broker non-votes.” Broker non-votes will not be considered present or entitled to vote on Proposals 1, 3 and 4, and will also not be counted for the purpose of determining the number of votes cast on these proposals.

In accordance with the General Corporation Law of the state of Delaware, the following votes are needed for approval of each proposal:

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTION AND BROKER NON-VOTES

Proposal No. 1: The election of three Class I director nominees to serve as directors of the Company until our 2026 annual meeting of stockholders or until their successors are duly elected and qualified.

The election of the director nominees named herein will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting.

In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. In this case, the three nominees receiving the most votes will be elected.

Proposal No. 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2023.

Abstentions will have the effect of a vote against this proposal.

Broker non-votes will have no effect on this proposal and will be disregarded.

2023 ANNUAL PROXY STATEMENT

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTION AND BROKER NON-VOTES
Proposal No. 3: To hold a nonbinding vote on executive compensation.

The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the nonbinding shareholder resolution on executive compensation.

Abstentions will have the effect of a vote against this proposal.

Broker non-votes will have no effect on this proposal and will be disregarded.

Proposal No. 4: To hold a nonbinding vote regarding the frequency of voting on executive compensation.

The affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the nonbinding shareholder resolution on whether an advisory vote on executive compensation should be held every one, two or three years, meaning that the option that receives the highest number of favorable votes will be considered to represent the non-binding preference of stockholders for the frequency of future advisory votes on executive compensation.

Abstentions and Broker non-votes will have no effect on this proposal and will be disregarded.

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record and beneficially by officers and directors of the Company and their affiliates, which in the aggregate represent approximately 61 percent of the outstanding shares of Common Stock, will be voted for the nominees, for the ratification of the appointment of the Company’s independent registered public accounting firm, and for the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and for a frequency of every six years for future advisory votes on executive compensation.

2023 ANNUAL PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors (Board) has an Audit Committee, Human Capital Management and Compensation Committee, Nominating and Corporate Governance Committee, and an Executive Committee (Committees). The Board has adopted written charters for certain of these Committees which are all available on our website at www.rpc.net under the section titled Governance.

Under our Corporate Governance Guidelines, directors are expected to attend all regular and special meetings of the Board and Board Committees upon which they serve. Directors are also expected to attend the Annual Stockholders Meeting. Each incumbent director attended at least 75 percent of the aggregate of all Board meetings and meetings of the Board Committees on which they served during 2022, and all members of the Board at the time attended last year’s Annual Stockholders Meeting.

The following table shows the current membership (M) and chairperson (C) of the Board and each of the Board committees, the number of Board and Board committee meetings held in 2022, and actions taken by unanimous written consent in lieu of meetings:

				Human Capital	Nominating &
				Management and	Corporate
	Board of	Audit	Executive	Compensation	Governance
Name	Directors	Committee	Committee	Committee	Committee
Richard A. Hubbell	C		C
Susan R. Bell	M	M
Patrick J. Gunning	M	C		M	M
Amy Rollins Kreisler	M				M
Jerry W. Nix (1)	M	M		C	C
Ben M. Palmer	M		M
Gary W. Rollins	M
Pamela R. Rollins	M
Timothy C. Rollins	M				M
John F. Wilson	M	M		M	M
Meetings Held	6	5	—	5	5
Actions Taken by Written Consent	—	—	1	1	—
(1)	Lead Director

Audit Committee

The Audit Committee of the Board of Directors currently consists of Patrick J. Gunning (Chairperson), Jerry W. Nix, Susan R. Bell and John F. Wilson, who was appointed during the year ended December 31, 2022. The Audit Committee is responsible for, among other things:

>	appointing the Company’s independent registered public accounting firm to audit the Company’s financial statements;
>	assessing the independence and overseeing the performance of the Company’s independent registered public accounting firm;
>	pre-approving all audit and all permissible non-audit services to be performed by the Company’s independent registered public accounting firm;

2023 ANNUAL PROXY STATEMENT

>	discussing with the Company’s independent registered public accounting firm all matters required to be discussed under the standards of the Public Company Accounting Oversight Board, Securities and Exchange Commission (SEC) or other regulations;
>	reviewing the Company’s financial statements and critical accounting policies and estimates;
>	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
>	assessing the performance of the Company’s internal audit department;
>	reviewing the Company’s insider trading and anti-corruption policies;
>	overseeing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and
>	overseeing compliance with the Company’s code of business conduct and ethics.

The Board has determined that all of the members of the Audit Committee are independent as defined by the rules of the SEC and the New York Stock Exchange (NYSE). The Board has also determined that all members of the Audit Committee with the exception of John F. Wilson are qualified as “Audit Committee Financial Experts” within the meaning of the rules of the SEC and that they have accounting and related financial management expertise within the meaning of the NYSE listing standards. In addition, the Board has determined that Mr. Wilson is “financially literate” within the meaning of and as required by the rules and regulations of the NYSE. The Board has also determined that Ms. Bell’s simultaneous service on the audit committees of four public companies will not impair her ability to effectively serve on the Company’s Audit Committee.

Human Capital Management and Compensation Committee

The Human Capital Management and Compensation Committee of the Board of Directors of the Company consists of Jerry W. Nix (Chairman), Patrick J. Gunning and John F. Wilson who was appointed during the year ended December 31, 2022. The Human Capital Management and Compensation Committee is responsible for, among other things:

>	reviewing the Company’s executive compensation philosophy and strategy;
>	reviewing and approving the corporate goals and objectives relevant to the compensation of the Company’s CEO and executive officers;
>	evaluating the performance of the Company’s CEO and executive officers;
>	reviewing the compensation of the Company’s non-employee directors for service on the Board and its committees and recommending changes to their compensation program as appropriate;
>	determining the stock ownership guidelines for the Company’s CEO, executive officers, and other key executives and monitoring compliance with such guidelines;
>	overseeing the development and management of the Company’s human capital management strategy and policies, including, but not limited to, those policies and strategies regarding diversity, equity and inclusion; and
>	reviewing, approving and administering incentive compensation and equity compensation plans for executive officers and directors.

The Board has determined that all members of the Human Capital Management and Compensation Committee are independent as defined by the rules of the SEC and NYSE. In addition, each member of our Human Capital Management and Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 of the Exchange Act.

The Company is not required by law or by the NYSE rules to have a formal compensation committee charter since we are a controlled corporation as described below under the heading Director Independence and NYSE Requirements. However, we have established a written charter of the Human Capital Management and Compensation Committee to promote responsible corporate governance practices, and we currently intend to maintain the committee charter going forward.

2023 ANNUAL PROXY STATEMENT

Human Capital Management and Compensation Committee Interlocks and Insider Participation

The Board has determined that each member of the Human Capital Management and Compensation Committee is independent in accordance with the NYSE rules. The Human Capital Management and Compensation Committee consists of Messrs. Nix, Gunning, and Wilson. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries. Related party transactions and the independence of the non-employee members of the Company’s Board are discussed in more detail under the following sections, Director Independence and NYSE Requirements, and Certain Relationships and Related Party Transactions, of this Proxy Statement. No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Board or Human Capital Management and Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors of the Company consists of Jerry W. Nix (Chairman), Patrick J. Gunning, John F. Wilson, Timothy C. Rollins and Amy R. Kreisler. Messrs. Wilson and Rollins and Ms. Kreisler were appointed during the year ended December 31, 2022. The Nominating and Corporate Governance Committee is responsible for, among other things:

>	determining the appropriate qualifications required for the members of the Board;
>	recommending Board committee chairs and assignments;
>	recommending to our Board nominees for director and to consider any nominations properly made by a stockholder, to make recommendations to our Board of Directors regarding the agenda for our Annual Meetings of Stockholders, and appropriate action to be taken in response to any stockholder proposals;
>	conducting periodic reviews of the composition and size of the Board and its committees, as well as the frequency and procedures of Board meetings;
>	overseeing compliance with key corporate governance policies, including the company’s corporate governance guidelines and independence guidelines;
>	reviewing and approving related party transactions by a sub-committee of independent members:
>	reviewing and monitoring the Company’s ESG practices, policies, programs and public disclosures; and
>	reviewing and assessing the adequacy of the Company’s Code of Business Conduct and Ethics.

The Company is not required by law or by the NYSE rules to have a nominating committee since we are a controlled corporation as described below under the heading “Director Independence and NYSE Requirements.” However, we have established a Nominating and Corporate Governance Committee and a written charter to promote responsible corporate governance practices. We currently intend to maintain the committee going forward, but as a controlled company, we rely upon the exemption from the requirement that we have a nominating committee comprised entirely of independent directors.

Director Nominations

Under Delaware law, there are no statutory criteria or qualifications for directors. No criteria or qualifications have been prescribed by the Board at this time. The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision making. This discretion would extend to how the Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. The Committee acts under the guidance of the Corporate Governance Guidelines approved by the Board of Directors and posted on the Company’s website at www.rpc.net under the Governance section. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s Corporate Governance Guidelines, the Board of Directors is responsible for selecting nominees for election to the Board of Directors. The Board has delegated the screening process of director nominees for nomination to the Board and service on the committees of the Board to the Nominating and Corporate Governance Committee. The Nominating and

2023 ANNUAL PROXY STATEMENT

Corporate Governance Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current makeup of the Board. This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Corporate Secretary, RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth among other requirements specified in the Bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Bylaws and stockholders are advised to carefully review those requirements to ensure that nominations comply with the Bylaws. The Committee will consider nominations from stockholders that satisfy these requirements.

All of the nominees for directors being voted upon at the Annual Meeting to be held on April 25, 2023 are currently serving on the Board of Directors.

Board Leadership STRUCTURE

The Board believes the current leadership structure consisting of a separate Executive Chairman of the Board, Chief Executive Officer and Lead Independent Director represents the appropriate structure for the Company at this time.  Richard A. Hubbell is the Executive Chairman of the Board and sets the agendas for Board meetings in consultation with the CEO, Corporate Secretary, and other members of the Board, and presides over all Board meetings and the Annual Meeting of Stockholders. Ben M. Palmer is our President and Chief Executive Officer and sets the operational leadership and strategic direction of the Company with a focus on optimizing operational efficiencies. Jerry W. Nix is the Lead Independent Director and serves as the liaison between the Chairman, CEO and the independent directors, sets the agenda for, and presides over, the executive sessions of the non-employee and independent directors, consults with the Chairman and CEO regarding information sent to the Board in connection with Board meetings and being available, if requested by the stockholders, when appropriate, for consultation and direct communication.

Risk Oversight

Our Board of Directors’ oversight of risk has not been delegated to any Board Committee. “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverage annually and updates as deemed necessary. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management which regularly provides various operational reports to, among others, the full Board, the Executive Committee and the Audit Committee.

Cybersecurity Risk Oversight

Cybersecurity has become a particularly acute area of risk for companies of all sizes and in all industries, including our company. While management is primarily responsible for our cybersecurity program and managing our cybersecurity risks, including our procedures and day-to-day operations, our Audit Committee oversees our risk management program which includes oversight of cybersecurity risks. The Audit Committee reviews our cybersecurity risks and incidents and any other risks and incidents relevant to our information technology systems

2023 ANNUAL PROXY STATEMENT

controls and security, and determines if any such risks and incidents should be disclosed in our periodic filings with the SEC.

In performing its oversight responsibilities, our Audit Committee receives periodic reports and reviews our information technology and cybersecurity risk profile. We use a variety of security products and vendors to protect our information technology infrastructure and data. Our programs continue to adapt and mature as threats continue to evolve. We maintain data encryption, monitoring, loss prevention, data storage, identity/authentication controls, including two-factor authentication tools, and anti-malware and anti-virus solutions. We also perform penetration tests and cyber simulations to practice our incident response procedures. Our cybersecurity plans are reviewed on an annual basis, and we prioritize new and updated programs as needed to respond to the cybersecurity risks we may face. We train employees on cybersecurity risks, conduct annual tabletop exercises and generate internal phishing campaigns to assess the effectiveness of the training. We also regularly review our privacy policies to ensure compliance with all applicable data privacy regulations.

Director Independence and NYSE Requirements

Controlled Company Exemption

The Company has elected to be treated as a “controlled company” as defined by NYSE Section 303A.00. This Section provides that a controlled company need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, this Section does not apply to the Company. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. While the Company has a Nominating and Corporate Governance committee and a Human Capital Management and Compensation committee, and each of these committees has a written charter that is available on the Company’s website, it is not required to and does not comply with all of the provisions of Sections 303A.04 and 303A.05. The Company is a “controlled company” because a group that includes Gary W. Rollins, Pamela R. Rollins, Timothy C. Rollins, and Amy R. Kreisler, each of whom is a director of the Company, and certain companies under their control, controls in excess of fifty percent of the Company’s voting power. This means that they have the ability to determine the outcome of the election of directors at the Company’s annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of the Company’s voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring the Company at a premium.

The Company’s Audit Committee is composed of four “independent” directors as defined by the Company’s Corporate Governance Guidelines, the NYSE rules, the Exchange Act, SEC regulations thereunder, and the Company’s Audit Committee Charter. All of the members of the Human Capital Management and Compensation Committee, and a majority of the members of Nominating and Corporate Governance Committee are also “independent” directors.  The current independent directors of the Company are Jerry W. Nix, Patrick J. Gunning, John F. Wilson and Susan R. Bell.

Independence Guidelines

Under NYSE listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The NYSE standards set forth a nonexclusive list of relationships which are conclusively deemed material. The Company’s Independence Guidelines are posted on the Company’s website at www.rpc.net under the Governance section and include categorical standards for determining independence in specific situations.

Audit Committee Charter

Under the Company’s Audit Committee Charter, in accordance with NYSE listing requirements and the Securities Exchange Act of 1934, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept

2023 ANNUAL PROXY STATEMENT

any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.

Nonmaterial Relationships

After reviewing all of the relationships between the independent directors and the Company, the Board of Directors determined that none of independent directors had any relationships that impaired their independence and discussed the following:

●	Jerry W. Nix, Patrick J. Gunning, Susan R. Bell and John F. Wilson also serve on the Boards of Rollins, Inc. and Marine Products Corporation. Gary W. Rollins and Pamela R. Rollins are directors of Rollins, Inc. and Marine Products Corporation and are part of a control group that has voting control over each of them. Gary W. Rollins and John F. Wilson are also executive officers of Rollins, Inc.

As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.

The Company’s non-management directors meet at regularly scheduled executive sessions without management. In accordance with the NYSE corporate governance listing standards and Mr. Jerry W. Nix, as Lead Director, presided over the executive sessions held during 2022.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to formalize and promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. As required by the rules of the NYSE, our Corporate Governance Guidelines require that our non-management directors meet in regularly scheduled executive sessions each year without management, and such meetings are currently required to occur at least twice annually.

At the Company’s website at www.rpc.net, under the Governance section, you may access a copy of its Corporate Governance Guidelines, Audit Committee Charter, Human Capital Management and Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Business Conduct, Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy, and Independence Guidelines.

Code of Business Conduct

The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy applicable to the principal executive officer, principal financial officer, and directors. Both codes are available on the Company’s website at www.rpc.net under the Governance section.

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Director Communications

The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Lead Director, any of the Board committees or the non-management directors as a group. Such communications should be addressed as follows:

Mr. Jerry W. Nix c/o Internal Audit Department RPC, Inc. 2801 Buford Highway NE, Suite 300 Atlanta, Georgia 30329

The above instructions for communications with the directors are also posted on our website at www.rpc.net under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Lead Director or the non-management directors will be forwarded directly to the appropriate addressee(s).

2023 ANNUAL PROXY STATEMENT

DIRECTOR COMPENSATION

Overview of the Non-Employee Director Compensation Program

Members of the Board who are not employees (Non-Employee Directors) receive compensation for their service. As RPC employees, Messrs. Hubbell and Palmer do not receive compensation for their service as Board members. The compensation program for our Non-Employee Directors is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. All Non-Employee Directors are also entitled to reimbursement of expenses for all services as a director, including reasonable travel expenses incurred in connection with required in-person attendance at board and committee meetings, committee participation or special assignments.

The Human Capital Management and Compensation Committee annually reviews each element and the total of our Non-Employee Director compensation program. In October 2022, the Human Capital Management and Compensation Committee and the Board approved changes to the Non-Employee Director compensation program for 2023, as disclosed in the section titled Changes made to the Non-Employee Director Compensation Program for 2023 of this Proxy Statement.

2022 Annual Non-Employee Director Compensation Program

Cash and Equity Compensation

Under the Director Compensation Program in effect in 2022, our Non-Employee Directors received an annual cash retainer and an annual equity grant in the form of Company common shares under the Company’s 2014 Equity Stock Incentive Plan (SIP); Committee Chairs and members received additional annual cash retainers. All cash retainers are payable in equal quarterly installments in arrears. For each Non-Employee Director who is elected or appointed for the first time, the first quarterly installment of the annual cash retainers will be paid for the first quarter that ends on or after the date of his or her initial election or appointment, prorated based on service during the quarter. In addition, equity retainers are not granted to the Non-Employee Director who is elected to the Board during the latter half of a year. The following table sets forth the 2022 Non-Employee Director Compensation Program:

	Annual	Annual	Annual	Committee
	Chair	Non-Chair	Equity	Member Annual
	Retainer	Retainer	Retainer	Cash Retainer
Board/Committee	($)	($)	($)	($)
Board of Directors	60,000	75,000	25,000	—
Lead Director	10,000	—	—	—
Audit Committee	20,000	—	—	6,000
Human Capital Management and Compensation Committee	10,000	—	—	3,000
Nominating and Corporate Governance Committee	6,000	—	—	2,000

2023 ANNUAL PROXY STATEMENT

2022 Director Compensation Table

The following table sets forth the compensation paid to our directors for services rendered as a director for the year ended December 31, 2022. Two of our directors, Richard A. Hubbell and Ben M. Palmer are employees of the Company and each of their employee compensation information is set forth in the Summary Compensation Table under the Executive Compensation section of this Proxy Statement. Gary W. Rollins served as the Non-Executive Chairman until May 17, 2022 and has remained on the Board as a Director, after that date. John F. Wilson was elected to the Board effective April 26, 2022 and Timothy C. Rollins was elected to the Board effective October 25, 2022. Directors that are Company employees do not receive any additional compensation for services rendered as a director.

All of the directors shown below have never been employed by the Company or paid a salary or bonus by the Company and do not participate or have never participated in any Company-sponsored retirement plans.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)	($)	($)	($)
Susan R. Bell	81,000	25,000	—	106,000
Patrick J. Gunning	100,000	25,000	—	125,000
Amy R. Kreisler	76,363	25,000	—	101,363
Jerry W. Nix	107,000	25,000	—	132,000
Gary W. Rollins	97,747	25,000	—	122,747
Pamela R. Rollins	75,000	25,000	—	100,000
Timothy C. Rollins	13,810	—	—	13,810
John F. Wilson	55,187	25,000	—	80,187

Non-Employee Director Stock Ownership Guidelines

Under current Stock Ownership Guidelines, Non-Employee Directors are required to beneficially own, within five years of their appointment to the Board, common stock of the Company equal to at least three times the annual equity retainer. Non-Employee Directors are prohibited from selling Company stock granted to such director by the Company from the date of such grant until such director is in compliance with their ownership requirement under these Stock Ownership Guidelines.

Changes Made to the Non-Employee Director Compensation Program for 2023

Cash and Equity Compensation

In October 2022, the Human Capital Management and Compensation Committee approved changes to the Director Compensation Program for 2023. Such changes included an increase in the annual equity retainer from $25,000 to $50,000, paid in the form of Company common shares issued under the SIP. Equity retainers are granted on the third business day following the Annual Meeting of Stockholders and vest immediately on the grant date. No changes were made to the cash portion of Director compensation.

2023 ANNUAL PROXY STATEMENT

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table sets forth the names, ages as of March 1, 2023, and certain other information for each of the nominees for election as a director at the Annual Meeting and for each of the continuing members of our Board following the Annual Meeting. Full biographical information follows the table.

				Current Term
Name	Class	Age	Director Since	Expires	Independent
DIRECTOR NOMINEES:
Jerry W. Nix	I	77	2020	2023	✓
Patrick J. Gunning	I	63	2021	2023	✓
Ben M. Palmer	I	62	2022	2023	✘
CONTINUING DIRECTORS:
Gary W. Rollins	II	78	1984	2024	✘
Richard A. Hubbell	II	78	1987	2024	✘
John F. Wilson	II	65	2022	2024	✓
Amy R. Kreisler	III	53	2016	2025	✘
Pamela R. Rollins	III	66	2019	2025	✘
Susan R. Bell	III	60	2021	2025	✓
Timothy C. Rollins	III	60	2022	2025	✘

Key Attributes, Experience and Skills of Director Nominees and Continuing Directors

Director Nominees

Jerry W. Nix

Former Vice Chairman, Executive Vice President and Chief Financial Officer of Genuine Parts Company

Lead Independent Director of the Board of Directors

Chairperson of the Human Capital Management and Compensation Committee

Chairperson of the Nominating and Corporate Governance Committee

Member of the Audit Committee

Jerry W. Nix has served as a Director of RPC, Inc. since 2020. Mr. Nix brings extensive risk oversight, financial and strategic experience to our Board of Directors. Mr. Nix retired from Genuine Parts Company in 2013 where he served as Vice Chairman from 2005 to 2013, Chief Financial Officer from 2000 to 2013 and as Executive Vice President from 2000 to 2005. Prior to joining Genuine Parts in 1978, Mr. Nix was an auditor with Ernst & Young from 1974 to 1978 and a pilot in the U.S. Air Force from 1968 to 1974. Mr. Nix currently serves on the Board of Directors of Marine Products Corporation. and Rollins, Inc., roles he has held since 2020 and on various civic and non-profit boards. Mr. Nix received a Bachelor of Science in Education from Mississippi State University and a Bachelor of Science in Accounting from the University of Florida.

2023 ANNUAL PROXY STATEMENT

Patrick J. Gunning

Former Chief Financial Officer at The Woodruff Arts Center

Retired Partner, Ernst & Young LLP

Independent Member of the Board of Directors

Chairperson of the Audit Committee

Member of the Nominating and Corporate Governance Committee

Member of the Human Capital Management and Compensation Committee

Patrick J. Gunning has served as a Director of RPC, Inc. since 2021. Mr. Gunning brings extensive risk oversight, financial and strategic experience to our Board of Directors. Mr. Gunning served as the Chief Financial Officer of the Woodruff Arts Center, a non-profit organization, from November 2020 to June 2022. Mr. Gunning retired as a Partner from Ernst & Young LLP in June 2020, a role he held since May 2002, after a 39-year career in public accounting. Mr. Gunning held multiple leadership roles at Ernst & Young LLP including Southeast Region Leader of the Financial Accounting Advisory Services practice, Southeast Area Industry Leader of the Retail and Consumer Products practice, and lead audit partner. Prior to joining Ernst & Young LLP, Mr. Gunning worked at Arthur Andersen LLP from 1981 to 2002, where he served as a partner, lead audit partner and Assurance Division Leader. Mr. Gunning currently serves on the Board of Directors of Marine Products Corporation and Rollins, Inc., roles he has held since 2021. Mr. Gunning received a Bachelor of Business Administration in Accountancy from the University of Notre Dame and is a Certified Public Accountant in the state of Georgia.

Ben M. Palmer
President and Chief Executive Officer Member of the Executive Committee Non-Independent Member of the Board of Directors

Ben M. Palmer has been President and Chief Executive Officer of the Company, since May 17, 2022 and was first elected to the Board on that date. Previously, he served as Vice President, Chief Financial Officer and Treasurer of the Company since 1996 and assumed responsibility as Corporate Secretary in 2018. He is also the President and Chief Executive Officer of Marine Products Corporation and previously served as its Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. Mr. Palmer also serves on the Board of Directors for Marine Products Corporation. He joined RPC following three years as the CFO of EQ Services, a commercial mortgage and asset management subsidiary of The Equitable Companies. Prior to that he spent ten years with Arthur Andersen LLP in its audit and business advisory services division. Mr. Palmer has a Bachelor of Science in Business Administration from Auburn University.

Continuing Directors

Gary W. Rollins
Executive Chairman of the Board, Rollins, Inc. Non-Independent Member of the Board of Directors

Gary W. Rollins has served as a Director of RPC, Inc. since 1984. Mr. Rollins has extensive knowledge of the Company’s business and industry having served on the Board of the Company for over 38 years. He served as the Non-Executive Chairman of the Board until May 17, 2022. Mr. Rollins currently serves as the Executive Chairman of the Board of Rollins, Inc., a role he has held since 2021, and previously served as its Vice Chairman from 2013 to 2020 and its Chief Executive Officer from 2001 to 2022. Mr. Rollins previously served as the Non-Executive Chairman of Marine Products Corporation. until May 17, 2022 and currently is a member of the Board at Marine Products Corporation. Mr. Rollins previously served as a Director of Genuine Parts Company from 2013 to 2017. Mr. Rollins received a Bachelor of Science in Business Administration from the University of Tennessee.

2023 ANNUAL PROXY STATEMENT

Richard A. Hubbell
Executive Chairman of the Board Chairperson of the Executive Committee Non-Independent Member of the Board of Directors

Richard A. Hubbell has been Executive Chairman of the Board since May 17, 2022. Prior to that, he served as a Director, the Company’s President since 1987 and its Chief Executive Officer since 2003. He is also the Executive Chairman of the Board at Marine Products Corporation. and previously served as its President and Chief Executive Officer since 2001. Previously, he was Executive Vice President of Rollins Communications, Inc., a media company. He joined Rollins, Inc. in 1970. Mr. Hubbell received a Bachelor of Arts in Economics from Westminster College.

John F. Wilson

Vice-Chairman, Rollins, Inc.

Independent Member of the Board of Directors

Member of the Audit Committee

Member of the Nominating and Corporate Governance Committee

Member of the Human Capital Management and Compensation Committee

John F. Wilson was elected to the Board of Directors at RPC, Inc. effective April 26, 2022. Mr. Wilson has served as a Director of Rollins, Inc. since 2013, and as Vice-Chairman of the Company since 2020. He previously served as Vice President of Rollins, Inc. from 2011 to 2013, President and Chief Operating Officer from 2013 to 2020, and as President of Orkin, LLC., from 2009 to 2013. Prior to these executive roles, Mr. Wilson held roles at Rollins, Inc. as sales inspector, branch manager, Central Commercial Region Manager, Atlantic Division Vice President, and President of the Southeast Division. Mr. Wilson was also elected to the Board of Directors at Marine Products Corporation effective April 26, 2022. Mr. Wilson received a Bachelor of Business Administration in Business Management from the University of Tennessee.

Amy R. Kreisler
Executive Director, The O. Wayne Rollins Foundation Non-Independent Member of the Board of Directors Member of the Nominating and Corporate Governance Committee

Amy Rollins Kreisler has served as a Director of RPC, Inc. since 2016. Ms. Kreisler is a Vice President at LOR, Inc. She is the Executive Director of The O. Wayne Rollins Foundation and a Trustee of The Ma-Ran Foundation.  In each of these roles, she oversees grant-making activities and directs the administration of foundation assets.  She also serves as the Trustee of The Lovett School Board of Trustees, also serving on their Executive Committee. She is a long-standing member of the Rollins School of Public Health’s Dean’s Council and a former Board member of the Emory University Board of Visitors. Ms. Kreisler was also appointed to the Board of Directors of Marine Products Corporation effective October 25, 2022. Ms. Kreisler is a former attorney of the law firm Arnall Golden Gregory LLP. She holds an English Degree from Hollins University and a Law Degree from The College of William and Mary Law School.

Pamela R. Rollins
Director, LOR, Inc. Non-Independent Member of the Board of Directors

Pamela R. Rollins has served as a Director of RPC, Inc. since 2019. Ms. Rollins is a Trustee of Young Harris College, where she is the Chairperson of the Development and Investing in the Future Campaign Committees of the Board of Trustees. In these roles, she directs and supervises the activities of both Committees with the goal of securing endowments to Young Harris College for the support of its general educational activities. She is also a Trustee of The O. Wayne Rollins Foundation, a Trustee Emeritus of The Schenck School, a board member of The National Monuments Foundation and a former board member of The Lovett School. Ms. Rollins has served as a Director of Rollins, Inc. since 2015 and Marine Products Corporation since 2017. Ms. Rollins received a Bachelor of Arts in Family Community Studies from Stephens College.

2023 ANNUAL PROXY STATEMENT

Susan R. Bell
Retired Partner, Ernst & Young LLP Independent Member of the Board of Directors Member of the Audit Committee

Susan R. Bell has served as a Director of RPC, Inc. since 2021. Ms. Bell brings extensive risk oversight, financial and strategic experience to our Board of Directors. Ms. Bell retired as Partner from Ernst & Young LLP in 2021 after a 36-year career in public accounting. At Ernst & Young LLP, Ms. Bell served as both an audit and advisory partner, led the Southeast Risk Advisory practice and served as the Atlanta Office Managing Partner. Prior to working at Ernst & Young LLP, Ms. Bell started her career at Arthur Andersen LLP in 1984 where she served as an audit partner from 1996 to 2002. Ms. Bell currently serves as a member of the Board of Directors of Marine Products Corporation, Rollins, Inc. and First Advantage Corporation, roles she has held since 2021, and serves on the audit committees of those corporations. In addition, Ms. Bell serves on the boards of the non-profit, National Center for Civil & Human Rights and IWF Georgia, an international women’s forum. Ms. Bell graduated summa cum laude from Mississippi State University with a Bachelor of Professional Accountancy and is a Certified Public Accountant in the states of Georgia and Tennessee.

Timothy C. Rollins
Vice President, LOR, Inc. Non-Independent Member of the Board of Directors

Timothy C. Rollins was elected to the Board of Directors at RPC, Inc. effective October 25, 2022.  Mr. Rollins is a Vice President at LOR, Inc. and manages its investments in fluid power distribution and cattle operations. In this role, he manages the Executive team of operations and approves major capital expenditures.  He is also a Trustee of Emory University and of Woodruff Health Sciences Center. He has served as a Director of Marine Products Corporation since 2017. Mr. Rollins is also a former Board member of both Emory Board of Visitors and of Emory Department of Psychiatry Board of Visitors. Mr. Rollins holds a Bachelor of Science in Business Administration from Boston University.

2023 ANNUAL PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Overview

Our Board of Directors is currently composed of 10 members. In accordance with our Amended and Restated Bylaws (Bylaws), our Board is divided into three classes of directors. At the Annual Meeting three Class I directors will be elected for a three-year term, so that the term of office of one class of directors shall expire in each year. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death or resignation. Seven other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s Bylaws, which provide for the election of directors for staggered terms, with each director serving a three-year term.

Nominees

At the Annual Meeting, Jerry W. Nix, Patrick J. Gunning and Ben M. Palmer will be nominated to serve as Class I Directors. The nominees for election at the 2023 Annual Meeting are currently directors of the Company. Unless authority is withheld, the proxy holders will vote for the election of each nominee named above as a director. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Corporate Governance Committee to fill such vacancy.

Our Board of Directors recommends a vote FOR the Class I Director Nominees above.

2023 ANNUAL PROXY STATEMENT

AUDIT MATTERS

Report of the Audit Committee

Management is responsible for the Company’s system of internal control over financial reporting, the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States, and the financial reporting process, including management’s assessment of Internal Control over Financial Reporting (ICFR).

The Company’s independent registered public accounting firm is responsible for performing an integrated independent audit of the Company’s consolidated financial statements and management reports on ICFR in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management. The Audit Committee presently consists of four independent directors, all of which are considered financially literate under NYSE rules.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2022, the Audit Committee:

>	Approved the engagement and terms of service of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2022;
>	Reviewed with management and the Company’s independent registered public accounting firm, the interim financial information included in the Company’s Forms 10-Q prior to their being filed with the SEC, as well as the financial information in each quarterly earnings release;
>	Reviewed and discussed with the Company’s management (including internal audit) and the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company as of December 31, 2022 and 2021 and for the three years ended December 31, 2022 and the related ICFR;
>	Discussed with the Company’s independent registered public accounting firm matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
>	Received from the Company’s independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and discussed with such firm its independence from the Company.

Based upon the review and discussions referred to previously, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2022 and 2021 and for the three years ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America; and (ii) the reports of the Company’s independent registered public accounting firm with respect to such financial statements and related internal controls.

Respectfully submitted by the Audit Committee of the Board of Directors

Patrick J. Gunning, Chairperson

Susan R. Bell

Jerry W. Nix

John F. Wilson

2023 ANNUAL PROXY STATEMENT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Independent Registered Public Accounting Firm

Principal Auditor

Grant Thornton LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021.

The Audit Committee has appointed Grant Thornton LLP as RPC, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Grant Thornton LLP has served as the Company’s independent auditors since 2004 and is considered by management to be well qualified. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Aggregate fees billed by the Company’s independent registered public accounting firm are set forth below:

	2022	2021
Audit fees and quarterly reviews(1)	$1,190,500	$1,060,610
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements, including internal controls over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

Pre-approval of Services

All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. A majority of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the years 2022 and 2021 were attributable to work performed by full-time, permanent employees of the principal accountant. The Committee has no pre-approval policies or procedures other than as set forth below.

The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to the Chairperson, and the Chairperson may further delegate approval authority to another member of the Committee from time to time. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

2023 ANNUAL PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2023. Grant Thornton has served as our independent registered public accounting firm since 2004.

During fiscal 2022, Grant Thornton LLP served as our independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have the opportunity to respond to appropriate questions and, if they desire, to make a statement.

Although we are not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes, it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider the stockholder action in determining whether to retain Grant Thornton LLP as our independent registered public accounting firm for future fiscal years.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year.

2023 ANNUAL PROXY STATEMENT

PROPOSAL 3: NONBINDING VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), our Board of Directors is submitting a Say-on-Pay proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, our Board of Directors and the Human Capital Management and Compensation Committee value the opinion of our stockholders and will review the voting results and seek to determine the causes of any significant negative voting result to better understand issues and concerns not previously presented. Stockholders who want to communicate with the Board of Directors or management should refer to Director Communications of this Proxy Statement for additional information.

Executive compensation is an important matter for our stockholders. The core of our executive compensation philosophy and practice continues to be pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment.

Our named executive officers are identified in sections titled Information Regarding Director Nominees and Continuing Directors and Executive Officers, and the compensation of the named executive officers is described in section titled Executive Compensation including the Compensation Discussion and Analysis (CD&A) of this Proxy Statement. The CD&A section of this proxy statement provides additional details on our executive compensation, including our compensation philosophy and objectives and the fiscal 2022 compensation of the named executive officers.

We are asking stockholders to vote on the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and narrative disclosures).”

As indicated above, the stockholder vote on this resolution will not be binding on us or the Board of Directors and will not be construed as overruling any decision by us or the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for us or the Board.

The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the Annual Meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Currently, we hold stockholder advisory votes on executive compensation every three years, and the next such vote after this years’ vote is currently scheduled to occur in 2026.

Our Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

2023 ANNUAL PROXY STATEMENT

PROPOSAL 4: NONBINDING VOTE REGARDING THE FREQUENCY OF VOTING ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are also required to seek a nonbinding advisory stockholder vote regarding the frequency of submission to stockholders of a Say-on-Pay advisory vote such as Proposal 3. The Dodd-Frank Act specifies that stockholders be given the opportunity to vote on our executive compensation program either annually, every two years or every three years. Although this vote is advisory and nonbinding, our Board of Directors will review voting results and give serious consideration to the outcome of such voting.

Our Board of Directors recognizes the importance of receiving regular input from our stockholders on important issues such as our compensation programs. Our Board also believes that a well-structured compensation program should include plans that drive creation of stockholder value over the long-term, and that it should receive advisory input from our stockholders. Accordingly, as indicated below, the Board recommends that you vote in favor of a three-year advisory vote on our compensation programs. The stockholders voted in 2017 to conduct advisory votes to approve executive compensation every three years, and consistent with that vote, we are holding a new vote to approve executive compensation at the 2023 Annual Meeting of Stockholders. The advisory vote on the frequency of voting on executive compensation is to be held not less frequently than every six years, with the next such vote to be held at the 2029 Annual Meeting of Stockholders.

Stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when voting in response to the resolution set forth below:

“RESOLVED, that the holders of the common stock of the Company indicate, by their vote on this resolution, whether the vote on executive compensation should take place every one year, every two years or every three years.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, as indicated above, the stockholder vote on this resolution will not be binding on us or the Board of Directors and will not be construed as overruling any decision by us or the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for us or the Board.

Currently, we hold stockholder advisory votes on executive compensation every three years, and the next such vote after this years’ vote is currently scheduled to occur in 2026.

Our Board of Directors unanimously recommends that you vote FOR the option of “Once Every Three Years” as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

2023 ANNUAL PROXY STATEMENT

EXECUTIVE OFFICERS

The following narratives summarize the business experience over at least the last five years of our current executive officers, other than Messrs. Palmer and Hubbell whose business experience is described above in the section titled Information Regarding Director Nominees and Continuing Directors of this Proxy Statement.

Michael L. Schmit

Vice President, Chief Financial Officer and Corporate Secretary

Michael L. Schmit has been Vice President, Chief Financial Officer and Corporate Secretary of the Company since May 17, 2022. He is also Vice President, Chief Financial Officer and Corporate Secretary of Marine Products Corporation. Previously, he served as Chief Accounting Officer at Schweitzer-Mauduit International, Inc., a global performance materials engineering and manufacturing company, since 2019. In addition, he served as the Chief Accounting Officer and Controller of Chart Industries, Inc., a global manufacturer of highly engineered equipment servicing the clean energy and industrial gas markets, in 2019 and 2018 and as Corporate Controller in 2017. Earlier in his career, Mr. Schmit worked for other public and private companies, including Georgia-Pacific, LLC, in various financial and risk management roles. He also worked in public accounting with Ernst & Young, both in the U.S. and Australia. Mr. Schmit holds a B.S. in Business Administration from the University of Nebraska with a major in accounting and holds a CPA certification as well as several other related professional designations.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program and provides an overview of how the Human Capital Management and Compensation Committee made compensation decisions in 2022 for each of our named executive officers which consist of our Principal Executive Officer, our Principal Financial Officer and our Executive Chairman of the Board, who were serving in such capacity in fiscal 2022. For a complete understanding of the executive compensation program, this disclosure should be read in conjunction with the Summary Compensation Table and other executive compensation-related disclosures included in this Proxy Statement.

In fiscal year 2022, our named executive officers were:

Named Executive Officer	Position with the Company in 2022
Ben M. Palmer	President and Chief Executive Officer effective May 17, 2022; Vice President, Chief Financial Officer and Corporate Secretary prior.
Michael L. Schmit	Vice President, Chief Financial Officer and Corporate Secretary effective May 17, 2022.
Richard A. Hubbell	Executive Chairman of the Board effective May 17, 2022; President and Chief Executive Officer prior.

Executive Summary

Fiscal Year 2022 Financial Highlights

>	Revenues of $1.6 billion, an increase of 85.2 percent over prior year revenues of $864.9 million.
>	Net income $218.4 million, a significant increase compared to $7.2 million net income in 2021.

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Executive Compensation Practices and Governance Policies

What We Do		What We Don’t Do
✓	Pay for Performance The majority of our named executive officers’ total compensation is directly linked to the Company’s performance.	x	No Tax Gross-Ups Our named executive officers are not entitled to tax gross-ups under any of our compensation programs or policies.
✓	Align the Interests of Executives with those of Our Stockholders Equity compensation represents a significant portion of our named executive officers’ total compensation.	x

No Hedging or Pledging

Under our Insider Trading Policy, we prohibit our employees, including our named executive officers and the members of our board of directors, from hedging or pledging our securities.

✓	Stock Ownership Guidelines We maintain strong stock ownership requirements for our directors and executive officers.	x

No Employment Contract

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments, other than annual restricted stock grant agreements.

✓	Independent Compensation Committee Our Human Capital Management and Compensation Committee is composed solely of independent directors.

General Compensation Objectives and Guidelines

The Company is engaged in a highly competitive industry. The success of the Company depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation program in a fashion that gives our Human Capital Management and Compensation Committee the flexibility to take into account our operating performance and the individual performance of our executive officers.

The Human Capital Management and Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. Our compensation policy is designed to achieve three fundamental objectives:

>	attract and retain qualified executives;
>	motivate performance to achieve Company objectives; and
>	align the interests of our executives with the long-term interests of the Company’s stockholders.

The Human Capital Management and Compensation Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner. During the year, none of the executive officers made recommendations or otherwise contributed input on their own compensation.

The Company’s executive officers are also executive officers of Marine Products Corporation (Marine Products) and receive compensation directly from Marine Products. The members of the Company’s Human Capital Management and Compensation Committee also constitute the Human Capital Management and Compensation Committee of Marine Products. In determining the compensation for the executive officers at the Company, the Committee considers these dual responsibilities and sources of compensation. The Company sets compensation

2023 ANNUAL PROXY STATEMENT

of its executives at such levels so that the aggregate compensation received from both Marine Products and the Company is reasonable in light of their respective responsibilities and the performance of both companies, and so that the compensation from the Company for services solely to the Company is reasonable. A discussion of the Company’s executive officers’ compensation at Marine Products is contained in its annual Proxy Statement filed with the SEC.

Pursuant to our compensation philosophy, the total annual compensation of our executive officers is primarily made up of one or more of the following three core elements:

>	base salary (fixed);
>	annual performance-based cash incentive compensation (cash incentive); and
>	grants of stock-based awards such as restricted stock (equity incentive).

In addition, we also provide retirement compensation plans, group welfare benefits and certain perquisites.

We believe (i) a competitive base salary is important to attract, retain and motivate our top executives; (ii) annual performance-based incentive compensation is valuable in recognizing and rewarding individual achievement; and (iii) equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our stockholders.

Fiscal 2022 Named Executive Officer Compensation Details

The table below reflects the approximate general distribution of the three core elements of Named Executive Officer (NEO) compensation earned for fiscal 2022 as determined by our Human Capital Management and Compensation Committee. The Chief Executive Officer’s compensation shown in the table below includes the compensation of Ben M. Palmer, both as Chief Executive Officer from May 17, 2022 and as Chief Financial Officer, prior.

Principal Position	Fixed Compensation	Cash Incentive	Equity Incentive	Total Performance-Based Compensation
Chief Executive Officer	24%	36%	40%	76%
Other NEOs	29%	34%	37%	71%

Compensation Elements

The following table sets forth information regarding each of the three core elements of the target compensation for the executive officers in 2022, including a description of each element.

Compensation Element	Description
Base Salary	Fixed cash compensation based on each executive officer’s role, responsibilities, competitive market positioning, and individual performance.
Performance-Based Incentive Cash Compensation

Annual performance-based incentive cash compensation with target award amounts for each executive officer. Actual bonus amounts may be higher or lower than target based on the achievement of certain Company performance goals and individual performance.

Stock-Based Incentives	Grants of stock-based awards in the form of restricted shares.

Base Salary

Base salary represents the fixed element of the compensation of our executive officers and is an important element of compensation intended to attract and retain qualified executives. The Human Capital Management and Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary). In making its determinations the Human Capital Management and Compensation Committee gives consideration to the Company’s operating performance for the prior fiscal year and the individual executive’s performance and compensation paid by Marine Products. Base salary increases are not automatic or guaranteed.

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2022 Base Salary Adjustments

Effective May 17, 2022, with the change in executive leadership and in light of the roles assumed, base salaries were set forth as follows: Ben M. Palmer: $600,000; Michael L. Schmit: $300,000 and Richard A. Hubbell: $500,000. No other salary adjustments were made for executive officers in 2022 or 2023 through the date of this Proxy Statement.

Performance-Based Incentive Cash Compensation

The Company has awarded Performance-Based Incentive Cash Compensation for the executive officers since 2006. On an annual basis, the Human Capital Management and Compensation Committee establishes performance goals within ninety days after the commencement of the performance period to which such goals relate. Performance goals for each participant may be based on corporate, business unit/function or individual performance, or a combination of one or more such measures.

In connection with the annual establishment of performance goals, the Committee sets a target award for each participant for the applicable year, which is expressed as a percentage of the participant’s base compensation (the “Target Award”) in effect on the last day of the final pay period of that year. If the participant’s performance goals are based upon a combination of performance measures, the Committee will weigh the importance of each performance measure by assigning a percentage (the “Weighted Percentage”) to those performance measures. The participant’s cash award amount will also depend in part upon the level of achievement that the participant attained with respect to each such performance measure, based on a performance value (“Performance Value”) which ranges from:

>	threshold performance level (with a Performance Value of 25 percent of the Target Award);
>	target performance level (with a Performance Value of 100 percent of the Target Award); to
>	superior performance level (with a Performance Value of 150 percent of the Target Award).

Subject to the limitations set forth below, a participant’s cash award amount for each year equals the product of the Target Award multiplied by the Weighted Percentage assigned to each performance measure used for a participant, multiplied by the Performance Value attained for each performance measure, multiplied by base salary. The Committee determines the maximum cash award as a percentage of a participant’s base salary for each applicable year.

For 2022, the Committee established the target incentive award for the Chief Executive Officer and for the other members of executive management at the amounts shown in the following table.

Target Award As a Percentage
Executive Officer	Of Base Salary
Ben M. Palmer	100%
President and Chief Executive Officer
Michael L. Schmit	70%
Vice President, Chief Financial Officer and Corporate Secretary
Richard A. Hubbell	100%
Executive Chairman of the Board

The performance criteria applicable to the participants for 2022 were determined based solely on corporate performance. The Human Capital Management and Compensation Committee established a corporate financial performance goal for 2022 using Return on Invested Capital (ROIC) as described below.

ROIC is a widely used financial performance measure that typically correlates with long-term change in stockholder value. The Company has used ROIC as the primary performance goal for several years. ROIC is computed as the ratio of earnings before interest, taxes, depreciation and amortization to invested capital. Invested capital is generally equal to the aggregate of stockholders’ equity, accumulated depreciation and long-term liabilities. For 2022, the target performance goal established by the Company is in excess of the comparable historical ROIC average of our peers, approximates the Company’s weighted average cost of capital and is an

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amount which the Company believes represents outstanding financial performance. For 2022 the Company was required to achieve at least 70 percent of the target performance goal for executive officers to be eligible for any bonus award. Bonus awards are determined on a sliding scale between the threshold performance level and superior performance level, which correspond to 150 percent of the target performance goal. To be eligible for the bonus award for 2022, the ROIC was required to be in excess of 9.8 percent up to a maximum of 19.3 percent. The Company has consistently followed the same method to compute ROIC, and the Committee has not typically exercised discretion to waive the performance goals based on difficult industry conditions or other factors.

The Company operates in a cyclical business where financial performance is influenced by, among other things, changes in oil and natural gas prices. The Company generated ROIC that resulted in 150 percent of the target award in 2022. Performance-based cash compensation earned for 2022 was as follows: Ben M. Palmer: $900,000; Michael L. Schmit: $315,000; and Richard A. Hubbell: $750,000 and was calculated on year-end base salary with no proration for any current year changes in positions or employment start dates. The Company did not achieve ROIC performance goals for 2021 or 2020 and therefore no bonuses were earned by executive officers in those years.

Stock-Based Incentives

Our Stock Incentive Plan (SIP) allows for a wide variety of stock-based awards such as stock options and restricted stock. The terms and conditions of these awards are described in more detail below.

Awards under the Company’s SIP are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. We have granted Time-Based Restricted Share unit awards (RSUs) to various employees, including our executive officers during our regularly scheduled meeting of the Human Capital Management and Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted RSUs to our executive officers as follows:

Name	2022	2021
Ben M. Palmer	90,000	67,000
Michael L. Schmit	35,000	—
Richard A. Hubbell	75,000	100,000

For 2023, total equity compensation granted is comprised of RSUs and Performance Share Unit awards (PSUs) that will be earned over time as described below:

RSUs – The 2023 RSUs vest ratably over a period of four years; RSUs granted in 2022 vest ratably over a period of five years. Prior to 2022, the RSUs vested one-fifth per year beginning on the second anniversary of the grant date. RSUs have full voting and dividend rights. However, until the RSUs vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to disability or retirement on or after age 65), the unvested RSUs will be forfeited. In the event of death, or “change in control” as determined by the Board of Directors, all unvested RSUs shall vest immediately.

PSUs – For 2023 each of the officers was granted a target number of PSUs with each such unit representing the right to receive, to the extent then vested, an amount payable in stock. The performance criteria for the PSUs granted in 2023 are based on a combined three-year aggregate Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) target with a Total Stock Return (TSR) modifier, both set by the Committee at the time of grant of the PSUs. The shares are set to cliff-vest on December 31, 2025. Should the executive leave our employment for any reason prior to the vesting dates (other than due to disability), the unvested PSUs will be forfeited. In the event of death, or “change in control” as determined by the Board of Directors, all unvested PSUs shall vest immediately at 100 percent with no adjustment for the TSR modifier.

The amount of the aggregate stock-based awards to our executive officers in any given year is influenced by the Company’s overall performance. The amount of each grant to our executive officers is influenced in part by the Committee’s subjective assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives, in addition to the stock price around grant date. In evaluating individual

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performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. We expect to continue annual grants of restricted stock awards, although we reserve the right to modify or discontinue this or any of our other compensation practices at any time. Grants are made under our SIP which is administered pursuant to Rule 16b-3 under the Exchange Act.

Other Compensation

Health and Retirement Plans

The executive officers all participate in the Company’s regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans. The Company maintains a defined benefit pension plan (“Retirement Income Plan”) for all our eligible employees, a non-qualified supplemental retirement plan for our executives and certain other highly compensated employees, and a 401(k) Plan for the benefit of all of our eligible employees. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. During 2002, the Company began permitting selected highly compensated employees to defer a portion of their compensation into the Company’s nonqualified Supplemental Retirement Plan (SRP). The SRP is described in more detail under the caption Nonqualified Deferred Compensation of this Proxy Statement.

Perquisites and Other Personal Benefits

In addition to the total direct compensation and benefits described above, the Company also provides its executive officers with certain perquisites as approved by the Board and noted in the footnote to the Summary Compensation Table under Executive Compensation. The specific perquisites provided to the executive officers are as follows:

>	an automobile or an automobile allowance; and
>	use of the Company’s aircraft for personal travel of the Executive Chairman of the Board and Chief Executive Officer.

Compensation Setting Process

Role of the Human Capital Management and Compensation Committee

Under its Charter the Human Capital Management and Compensation Committee is responsible for, among other things, reviewing our overall executive compensation philosophy and strategy, including base salary, performance-based incentive cash compensation, and stock-based incentives, to ensure that the strategy supports our compensation policy.

The Human Capital Management and Compensation Committee is composed of three non-employee directors who do not participate in our compensation plans: Jerry W. Nix (Chairperson), Patrick J. Gunning, and John F. Wilson, each of whom is independent.

The Human Capital Management and Compensation Committee has the authority, at its sole discretion, to retain or obtain the advice of any compensation consultant, legal counselor or other advisor to assist the Committee in the performance of its duties and may at its discretion be directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, legal counsel or other advisor so retained. The Committee has not retained the services of any compensation consultants in determining or recommending the amount or form of executive compensation. The Human Capital Management and Compensation Committee may also, from time to time, and in its discretion, form, and delegate all or a portion of its authority to subcommittees; provided that such subcommittees meet the Committee’s composition requirements set forth in its Charter or under any applicable federal or state laws.

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Role of Management

The Human Capital Management and Compensation Committee solicits input from Richard A. Hubbell, Executive Chairman of the Board, with respect to the performance of our executive officers and their compensation levels. The Human Capital Management and Compensation Committee considers Mr. Hubbell’s evaluation and his direct knowledge of each executive officer’s performance and contributions when making compensation decisions. Management retains the services of compensation consultants from time to time for general compensation data and advice on design of incentives.

The Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an advisory vote on executive compensation (a Say-on-Pay proposal) every three years. At our annual meeting of stockholders held in April 2020, a substantial majority of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. The Human Capital Management and Compensation Committee believes this affirms the stockholders’ support of our approach to executive compensation. The stockholders voted to hold a Say-on-Pay advisory vote on executive compensation every three years, and the Board resolved to accept the stockholders’ recommendation. As a result, the advisory vote on executive compensation is being held again at the 2023 Annual Meeting of Stockholders. The Human Capital Management and Compensation Committee will continue to consider the outcome of our Say-on-Pay votes when making future compensation decisions for our executive officers.

Policies Regarding Stock Ownership by Executive Officers

Stock Ownership Requirements

Stock Ownership Guidelines (the Guidelines) for our executive officers and other key executives, implemented in 2022 and revised with the change in executive leadership on May 17, 2022, designated by the Human Capital Management and Compensation Committee to align the interests of our executives with the interests of our stockholders are as follows:

>	President and Chief Executive Officer – Ownership equal to 4 times base salary;
>	Chief Financial Officer – Ownership equal to 3 times base salary; and
>	Executive Chairman of the Board – Ownership equal to 4 times base salary.

Participants under the Guidelines have a period of five years in which to satisfy the Guidelines, from the date of appointment to a qualifying position. Participants who become subject to these Guidelines will have their individual ownership requirement established based upon their base salary at the time they became subject to the Guidelines and the Company’s average closing common stock price for the prior calendar year. Promotions into a different position category will require recalculation of a participant’s ownership requirements as appropriate. Once established, a participant’s ownership requirement does not change as a result of changes in their base salary.

Shares counted toward this requirement will be based on shares beneficially owned by such participant (as beneficial ownership is defined by the SEC’s rules and regulations) including:

>	shares owned outright by the participant (including through open market purchases or acquired and held upon vesting of Company equity awards);
>	unvested restricted stock awards; and
>	shares held in trust in the participant’s name.

Once achieved, ownership of the amount under the Guidelines must be maintained for as long as the participant is subject to the Guidelines and the participant is required to retain a minimum of 20 percent of any future equity awards.

2023 ANNUAL PROXY STATEMENT

In addition, the Human Capital Management and Compensation Committee approved and adopted stock ownership guidelines applicable to our non-employee directors. Information with respect to our non-employee directors’ stock ownership guidelines is set forth in Non-Employee Director Stock Ownership Guidelines of this Proxy Statement.

Prohibition on Hedging and Pledging of Common Stock

Under our Insider Trading Policy, we prohibit our employees, including our named executive officers and the members of our board of directors, from hedging or pledging or otherwise encumbering, individually owned or granted Company securities.

Clawback Policy

Our executive bonus arrangements contain a provision that provides that, among other things, if any bonus amount is paid as a result of misrepresented or inaccurate performance, the Company may require repayment of some or all of the excess bonus paid, subject to applicable laws. This recoupment policy reflects the Company’s high ethical standards and strict compliance with accounting and other regulations applicable to public companies. As all incentives and awards remain within the discretion of the Human Capital Management and Compensation Committee, the Committee also retains the ability to take any restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that the Chief Executive Officer and Chief Financial Officer must disgorge bonuses and other incentive-based compensation and profits on stock sales received during the 12 months following publication of the misstated financials if the non-compliance results from misconduct. The Company will comply with New York Stock Exchange Rules regarding clawback of executive compensation when those rules take effect.

Tax Deductibility of Compensation

As a result of the Tax Cuts and Jobs Act, starting with compensation payable in 2018, Section 162(m) of the Internal Revenue Code limits us from deducting compensation, including performance-based compensation, in excess of $1,000,000 paid to our executive officers. The Human Capital Management and Compensation Committee will continue to retain full discretion to award compensation packages that best attract, retain and reward successful executive officers. Therefore, the Human Capital Management and Compensation Committee anticipates that it will award compensation that is not fully deductible under Section 162(m).

Compensation-Related Risk

The Company regularly assesses the risks related to our compensation programs, including our executive compensation programs and does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Incentive award targets and bonus opportunities are reviewed annually, allowing the Committee to maintain an appropriate balance between rewarding high performance without encouraging excessive risk.

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HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE REPORT

The Human Capital Management and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and based on such review and discussions the Human Capital Management and Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Human Capital Management and
Compensation Committee of the Board of Directors

Jerry W. Nix, Chairperson

Patrick J. Gunning

John F. Wilson

This report of the Human Capital Management and Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

2023 ANNUAL PROXY STATEMENT

EXECUTIVE COMPENSATION

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments, other than annual restricted stock grants. The following table provides information regarding the annual and long-term compensation for services in all capacities paid to each of our named executive officers for the years indicated below.

SUMMARY COMPENSATION TABLE

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
				Incentive	Deferred
			Stock	Plan	Compensation	All Other
		Salary	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(4)	($)(5)	($)
Ben M. Palmer (3)	2022	543,750	804,600	900,000	—	24,040	2,272,390
President and Chief Executive Officer	2021	450,000	259,290	—	—	23,860	733,150
	2020	375,000	307,530	—	—	23,050	705,580

Michael L. Schmit (3)	2022	186,460	312,900	315,000	—	5,310	819,670
Vice President, Chief Financial Officer and	2021	—	—	—	—	—	—
Corporate Secretary	2020	—	—	—	—	—	—

Richard A. Hubbell (3)	2022	668,750	670,500	750,000	—	49,110	2,138,360
Executive Chairman of the Board	2021	950,000	387,000	—	—	34,410	1,371,410
	2020	791,667	459,000	—	7,322	17,570	1,275,559
(1)	Represents the fair value of the award at the date of grant computed in accordance with ASC Topic 718. See Note titled “Employee Benefit Plans” to our Financial Statements contained in our Form 10-K for the period ended December 31, 2022 for a discussion of assumptions used in this computation. For this computation, we do not include an assumption for estimated forfeitures.
(2)	Performance-based cash compensation is accrued in the fiscal year earned and paid in the following fiscal year. No bonuses were earned for 2021 and 2020.
(3)	Effective May 17, 2022, the Board appointed Ben M. Palmer as President and Chief Executive Officer, Michael L. Schmit as Vice President, Chief Financial Officer and Corporate Secretary and Richard A. Hubbell as the Executive Chairman of the Board. Prior to May 17, 2022, Richard A. Hubbell served as the President and Chief Executive Officer and Ben M. Palmer served as the Vice President, Chief Financial Officer and Corporate Secretary.
(4)	The actuarial present value of Richard A. Hubbell’s accumulated benefit under the defined benefit plan decreased by $61,750 in 2022. This decrease represents the impact of the change in discount rate as no additional benefits are being accrued.
(5)	All other compensation for 2022 includes the following items for:
Ben M. Palmer:	Includes automobile allowance of $8,400, cost of gasoline for personal automobile and 401(k) Plan Company match of $13,725.
Michael L. Schmit:	Includes automobile allowance of $4,500 and cost of gasoline for personal automobile.
Richard A. Hubbell:	Includes insurance on automobile provided by the Company, cost of dining club dues, cost of gasoline for personal automobile, 401(k) Plan Company match of $13,725 and personal use of plane of $17,731.

2023 ANNUAL PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS

					All Other	Grant Date
		Estimated Future Payouts			Stock Awards:	Fair Value
		Under Non-Equity			Number of	of Stock
		Incentive Plan Awards(1)			Shares of	and Option
		Threshold	Target	Maximum	Stock or Units	Awards
Name	Grant Date	($)	($)	($)	(#)	($)(2)
Ben M. Palmer	5/18/2022	150,000	600,000	900,000	90,000	804,600
Michael L. Schmit	5/18/2022	52,500	210,000	315,000	35,000	312,900
Richard A. Hubbell	5/18/2022	125,000	500,000	750,000	75,000	670,500
(1)	These amounts illustrate the potential bonus awards under the Management Incentive Plan for 2022. See Summary Compensation Table for actual amounts awarded in 2022.
(2)	These amounts represent aggregate grant date fair value for grants of restricted shares of Common Stock awarded in fiscal year 2022 under the SIP computed in accordance with ASC Topic 718. Please see Note (1) to the Summary Compensation Table for additional details.

The table above includes grants of restricted shares of Company Common Stock under the SIP awarded in fiscal year 2022. Restricted shares of Common Stock granted in 2022 vest one-fifth per year beginning in January following the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability, change in control or retirement on or after age 65), the unvested shares will be forfeited. We have not issued any stock options since 2003 and have no immediate plans to issue additional stock options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Company does not have any outstanding option awards made in prior years to the executives named in our Summary Compensation Table. The table below sets forth the total number of restricted shares of Common Stock outstanding at December 31, 2022 that were granted in prior years to the executives, but have not yet vested, together with the market value of these unvested shares based on the $8.89 closing price of our Common Stock on December 30, 2022.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of		Market Value
	Underlying	Underlying			Shares or		of Shares or
	Unexercised	Unexercised	Option		Units of Stock		Units of Stock
	Options	Options	Exercise	Option	That Have		That Have
	(#)	(#)	Price	Expiration	Not Vested		Not Vested
Name	Exercisable	Un-exercisable	($)	Date	(#)		($)
Ben M. Palmer	—	—	—	—	258,000	(1)	2,293,620
Michael L. Schmit	—	—	—	—	35,000	(1)	311,150
Richard A. Hubbell	—	—	—	—	327,000	(1)	2,907,030
(1)	RSUs granted prior to 2022 vested one-fifth per year beginning on the second anniversary of the grant date. RSUs granted in 2022 vest one-fifth per year beginning on the first anniversary of the grant date. Shares of restricted stock granted to the executive officers that have not vested as of December 31, 2022 are summarized in the table that follows:

2023 ANNUAL PROXY STATEMENT

Name	Number of shares	Grant date	Date fully vested
Ben M. Palmer	5,400	1/24/2017	1/24/2023
	12,000	1/23/2018	1/23/2024
	30,000	1/22/2019	1/22/2025
	53,600	1/28/2020	1/28/2026
	67,000	1/26/2021	1/26/2027
	90,000	5/18/2022	1/26/2027

Michael L. Schmit	35,000	5/18/2022	1/26/2027

Richard A. Hubbell	9,000	1/24/2017	1/24/2023
	18,000	1/23/2018	1/23/2024
	45,000	1/22/2019	1/22/2025
	80,000	1/28/2020	1/28/2026
	100,000	1/26/2021	1/26/2027
	75,000	5/18/2022	1/26/2027

OPTION EXERCISES AND STOCK VESTED

The following table sets forth:

>	the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2022;
>	the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;
>	the number of restricted shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2022; and
>	the aggregate dollar amount realized on the vesting date for such RSUs computed by multiplying the number of shares vested by the market value of the shares on the vesting date.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
Ben M. Palmer (1)	—	—	43,800	252,546
Michael L. Schmit (1)	—	—	—	—
Richard A. Hubbell (1)	—	—	68,000	392,620
(1)	Effective May 17, 2022, Ben M. Palmer was appointed as the President and Chief Executive Officer, Michael L. Schmit was appointed as Vice President, Chief Financial Officer and Richard A. Hubbell was appointed as the Executive Chairman of the Board. Prior to May 17, 2022, Richard A. Hubbell served as the President and Chief Executive Officer and Ben M. Palmer served as the Vice President, Chief Financial Officer and Corporate Secretary.

2023 ANNUAL PROXY STATEMENT

BENEFIT PLANS

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Retirement Income Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Pension Benefits

Present
		Number of	Value of
		Years Credited	Accumulated	Payments During
		Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Ben M. Palmer	Retirement Income Plan	—	—	—
Michael L. Schmit	Retirement Income Plan	—	—	—
Richard A. Hubbell	Retirement Income Plan	15	330,890	42,314

The Company’s Retirement Income Plan, a trusteed defined benefit pension plan, provides monthly benefits upon normal retirement at age 65, to eligible employees. The Plan provides reduced early retirement benefits at age 59½, or 55 or older with 15 or more years of service. In 2002 the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. Retirement Income Plan benefits are based on the average of the employee’s compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years (“final average compensation”) immediately preceding March 31, 2002. The benefits are computed as the product of 1.5 percent of final average compensation multiplied by years of credited service (up to 30 years) reduced by an adjustment for benefits drawn from social security. Adjustments have been made for age and the IRS mandated compensation limitations.

Mr. Hubbell is voluntarily receiving distributions from the plan even though he has not retired from the Company. The amount of distributions received during 2022 has been disclosed in the table above and is not subject to change after retirement. In 2020, the Company offered a limited lump-sum payment window for certain vested terminated participants and active employees with a vested balance. Mr. Palmer elected to receive his vested balance immediately as a lump-sum.

401(k) Plan

Effective July 1, 1984, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code. The Company makes matching contributions of 100 percent for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan for the first three percent of his or her annual compensation and fifty cents ($0.50) for each dollar ($1.00) for the next three percent of his or her annual compensation. The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant’s vested accrued benefit is payable upon his termination of employment, retirement, total and permanent disability, or death. During the course of employment, a participant may withdraw his or her pre-tax contributions to the extent of certain specified instances of financial hardship and may withdraw any amount from his or her pre-tax contribution account for any reason after attaining age 59½. Amounts contributed by the Company to the accounts of the named executive officers under this plan are reported in the All Other Compensation column of the Summary Compensation Table of this Proxy Statement.

2023 ANNUAL PROXY STATEMENT

NONQUALIFIED DEFERRED COMPENSATION

The SRP has been established as a nonqualified plan that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code) for the cash contributions made to certain longer serviced employees in lieu of freezing the Retirement Income Plan benefit accruals effective in 2002; the SRP also has a compensation deferral option for eligible employees. The contributions and deferrals to the SRP are invested in funds held in a rabbi trust.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)(1)	($)	($)	($)	($)
Ben M. Palmer	15,562	—	(178,674)	—	1,041,481
Michael L. Schmit	—	—	—	—	—
Richard A. Hubbell	—	—	(95,824)	—	485,208
(1)	Represents base salary for 2022 disclosed in the Summary Compensation Table, which have been deferred by the executive officer pursuant to the SRP.

The deferral option provides that participants may defer up to 50 percent of their base salary and up to 100 percent of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. All of the salary and bonus deferrals are fully vested. Accounts are credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.” Account values are calculated as if the funds from deferrals and contributions had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection. The benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. To the extent that the Company’s obligations under the SRP exceed assets available under the trust, the Company may be required to seek additional funding sources to fund its liability under the SRP.

Generally, the SRP provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (Termination Event). However, for any deferrals of base salary and bonus compensation (but not Company contributions), participants are entitled to designate a distribution date which is prior to a Termination Event. The SRP allows a participant to elect to receive distributions in installments or lump-sum payments.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment except as described below. Additional payments or benefits to a terminating executive officer would be at the discretion of the Human Capital Management and Compensation Committee.

In accordance with the terms of the defined benefit plan, the executive officers are not entitled to additional benefits at death or disability. The amounts payable at retirement are disclosed in the Benefit Plans section of this Proxy Statement. The executive officers can choose to receive the amounts accumulated in the SRP either as a lump-sum or in installments at retirement, death or disability. These amounts have been disclosed under the Nonqualified Deferred Compensation section of this Proxy statement. The table below reflects the incremental restricted shares and their values that would become vested as of December 30, 2022 using the closing market price of $8.89 per share for our Common Stock, as of that date, in the case of retirement, disability, death or change in control.

2023 ANNUAL PROXY STATEMENT

	Stock Awards
	Number of shares
	underlying unvested	Unrealized value of
	stock	unvested stock
Name	(#)	($)
Ben M. Palmer
· Retirement	—	—
· Disability	64,819	576,241
· Death	258,000	2,293,620
· Change in control	258,000	2,293,620
Michael L. Schmit
· Retirement	—	—
· Disability	4,375	38,894
· Death	35,000	311,150
· Change in control	35,000	311,150
Richard A. Hubbell
· Retirement	66,917	594,892
· Disability	97,763	869,113
· Death	327,000	2,907,030
· Change in control	327,000	2,907,030

Accrued Pay and Regular Retirement Benefits

The amounts shown in the preceding table do not include the following since they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

>	Accrued salary and vacation pay; and
>	Distributions of plan balances under the 401(k) Plan.

Pension BenefitS and Deferred Compensation

Retirement Income Plan benefits currently payable to the executive officers are disclosed under the Benefit Plans section of this Proxy Statement. Upon termination, the executive officers will receive a distribution of the balance in their SRP account. These amounts are disclosed under the Nonqualified Deferred Compensation section of this Proxy Statement.

Change-in-Control or Severance. The Company does not have any severance agreements with its executive officers. However, upon the occurrence of a “Change in Control,” as determined by the Board of Directors, all unvested time-lapse restricted stock shall immediately vest as disclosed above.

2023 ANNUAL PROXY STATEMENT

PAY RATIO DISCLOSURE

The following table shows the annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (PEO). Ben M. Palmer has been the Company’s PEO since May 17, 2022 and Richard A. Hubbell was the PEO prior. Total annual compensation disclosed below is comprised of the compensation provided to each of them for the time they served as PEO during 2022. The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. The Company believes its compensation philosophy and process yield an equitable result.

Median Employee total annual compensation	$93,166
PEO total annual compensation	$2,446,131
Ratio of PEO to Median Employee Compensation	26.3:1

The Company has identified the median employee as of December 31, 2020 and the compensation disclosed above represents the total annual compensation of the median employee for the year ended December 31, 2022. Employees from our foreign subsidiaries in North America and Asia, both of which combined were less than 5 percent of our total employees, were excluded, as permitted by SEC rules, under “de minimis” exception. Employees on leave of absence were also excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2022 (other than seasonal or temporary employees). The median employee’s compensation was selected from the annualized list. For simplicity, the value of the Company’s 401(k) Plan and medical benefits provided was excluded as all employees including the PEO are offered the exact same benefits. As of December 31, 2022, the Company employed 2,732 persons of which 56 were employed in Canada, China and Mexico.

The pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratios reported by other companies.

2023 ANNUAL PROXY STATEMENT

PAY VERSUS PERFORMANCE

In accordance with the SEC’s regulations, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company and certain of its peers for the years 2022, 2021 and 2020. For further information concerning the Company’s compensation philosophy see section titled Compensation Discussion and Analysis (CD&A).

					Average	Average
					Summary	Summary	Value of Initial Fixed $100
					Compensation	Compensation	Investment Based On:
	Summary	Summary			Table Total	Actually Paid				Return
	Compensation	Compensation	Compensation	Compensation	for Non-PEO	to Non-PEO		Peer Group	Net	on
	Table Total	Table Total	Actually Paid	Actually Paid	Named	Named	Total	Total	Income/	Invested
	for first	for second	to first	to second	Executive	Executive	Shareholder	Shareholder	(Loss)	Capital
Year	PEO (1)	PEO (1)	PEO (2)(4)	PEO (2)(4)	Officers (1)	Officers (3)	Return	Return (5)	(in thousands)	(ROIC) (6)
2022	$2,138,360	$2,272,390	$3,327,790	$3,062,704	$819,670	$819,320	$167.00	$113.26	$218,363	20.3%
2021	1,371,410	—	1,913,830	—	733,150	1,164,372	86.64	70.04	7,217	6.1%
2020	1,275,559	—	696,697	—	818,133	875,186	60.11	58.01	(212,192)	0.2%

(1)	Amounts disclosed for the first Principal Executive Officer (PEO), second PEO and other Non-PEO Named Executive Officers relate to reported compensation as follows:
>	Richard A. Hubbell – was the President and Chief Executive Officer through May 17, 2022 and for the years 2021 and 2020. He has been Executive Chairman of the Board Officer since May 17, 2022. His total compensation for 2022, 2021 and 2020 has been disclosed as amounts related to first PEO.
>	Ben M. Palmer – has been the President and Chief Executive Officer effective May 17, 2022, and was Vice President, Chief Financial Officer and Corporate Secretary prior. For 2022, his total compensation has been disclosed as amounts related to second PEO. For 2021 and 2020, his compensation has been disclosed in amounts related to Non-PEO Named Executive Officers.
>	Michael L. Schmit – has been Vice President, Chief Financial Officer and Corporate Secretary effective May 17, 2022 and his compensation has been included in amounts related to Non-PEO Named Executive Officers.
>	Randall R. Rollins – was the Executive Chairman of the Board until his passing in August 2020; his compensation until his death has been included in the amounts related to Non-PEO Named Executive Officers for that year.
(2)

The dollar amounts reported represent the amount of Compensation Actually Paid (CAP), computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. To calculate the amounts in the CAP to PEO column in the table above, the following amounts were deducted from or added to (as applicable) the Total compensation as reported in the Summary Compensation Table (SCT):

	Reported	Reported	Reported	Reported	Equity	Equity
	Summary	Summary	Value of	Value of	Award	Award	Pension
	Compensation	Compensation	Equity	Equity	Adjustments	Adjustments	Adjustments	Compensation	Compensation
	Table Total for	Table Total for	Awards to	Awards to	to first	to second	to First	Actually Paid	Actually Paid
	first PEO (a)	second PEO (a)	first PEO (b)	second PEO (b)	PEO (c)	PEO (c)	PEO (d)	to first PEO	to second PEO
Year	($)	($)	($)	($)	($)	($)	($)	($)	($)
2022	2,138,360	2,272,390	(670,500)	(804,600)	1,859,930	1,594,914	—	3,327,790	3,062,704
2021	1,371,410	—	(387,000)	—	929,420	—	—	1,913,830	—
2020	1,275,559	—	(459,000)	—	(112,540)	—	(7,322)	696,697	—
(a)	The amounts disclosed represent the amounts reported as Total compensation in the SCT.
(b)	Represents the grant dare fair value of the equity awards reported in the Stock Awards column of the SCT.
(c)	Represents the year-over-year change in the fair value of equity awards, as shown below.

	2022 - First PEO	2022 - Second PEO	2021	2020
Fair Value of	($)	($)	($)	($)
Equity awards granted in Current Fiscal Year (CFY) outstanding and unvested as of end of CFY	666,750	800,100	454,000	315,000
Change in prior year awards outstanding and unvested as of end of CFY	1,096,200	730,800	305,800	(382,470)
Change in prior year awards that vested in current year	83,900	53,694	169,620	(45,070)
Dividends paid	13,080	10,320	—	—
Total Equity Award Adjustments	1,859,930	1,594,914	929,420	(112,540)

2023 ANNUAL PROXY STATEMENT

(3)

The dollar amounts reported represent the amount of CAP, computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our Non-PEO Named Executive Officers during the applicable year. To calculate the amounts in the CAP to Non-PEO Named Executive Officers column in the table above, the following amounts were deducted from or added to (as applicable) the Total compensation as reported in the SCT:

	Average	Reported	Equity	Average Summary
	Summary Compensation	Value of Average Equity	Award Adjustments to	Compensation Actually
	Table Total for Non- PEO	Awards to Non-PEO Named	Non-PEO Named	Paid to Non- PEO Named
	Named Executive Officers (a)	Executive Officers (b)	Executive Officers (c)	Executive Officers
Year	($)	($)	($)	($)
2022	819,670	(312,900)	312,550	819,320
2021	733,150	(259,290)	690,512	1,164,372
2020	818,133	(383,265)	440,318	875,186
(a)	The amounts disclosed represent the average amounts attributable to each Named Executive Officer for the period he served and included in the amounts reported as Total compensation in the SCT.
(b)	Represents the average grant date fair value of the equity awards reported in the Stock Awards column of the SCT.
(c)	Represents the average year-over-year change in the fair value of equity awards, as shown below. For 2020, awards granted and vested in same CFY represents restricted shares granted to R. Randall Rollins that vested immediately upon his death pursuant to the terms of the restricted stock grants.

	2022	2021	2020
Fair Value of	($)	($)	($)
Equity awards granted in Current Fiscal year (CFY) outstanding and unvested as of end of CFY	311,150	304,180	263,025
Change in prior year awards outstanding and unvested as of end of CFY	—	201,272	(122,474)
Awards granted and vested in same CFY	—	—	173,000
Change in prior year awards that vested in current year	—	185,060	126,767
Dividends paid	1,400	—	—
Total Equity Award Adjustments	312,550	690,512	440,318

(4)

The actuarial present value of $7,322 attributable to Richard A. Hubbell in 2020 has been reduced in computing his CAP for that year. The Company’s defined benefit pension plan was frozen in 2002 and therefore no adjustments need to be made in computing the CAP.

(5)

Reflects cumulative total shareholder return of the Philadelphia Oil Services Sector (OSX) index, as of December 31, 2022, calculated over the measurement period beginning as of December 31, 2019 established by the market close on that day through and including the end of 2022. The OSX is the peer group used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in its Form 10-K for the year ended December 31, 2022.

(6)

ROIC is computed as the ratio of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) to invested capital, for the years 2022, 2021 and 2020.  Invested capital is equal to the aggregate average of stockholders’ equity, accumulated depreciation and long-term liabilities during each of the applicable years.

Financial Performance Measures:

The Company has used ROIC as the primary performance measurement for several years. In addition, the Company also considers the following as important financial measures that may be used to link compensation actually paid to our Named Executive Officers:

>	Earnings Per Share;
>	EBITDA; and
>	Free Cash Flow – calculated as net cash provided by operating activities less capital expenditures.

Relationship between CAP and financial measures reported on the table:

The Company’s TSR has performed better than the OSX peer group over the three-year period ending in 2022. The Company reported a significant improvement in net income in 2022 compared to the previous two years. For 2022, the Company achieved ROIC performance at the superior level, but ROIC performance in 2021 and 2020 was below the threshold level.

2023 ANNUAL PROXY STATEMENT

RPC’s Stock price performance for the years reported was as follows and was the primary driver of differences between compensation reported on SCT and CAP calculated for the each of the years ended December 31:

>	95 percent increase at year-end 2022 compared to year-end 2021;
>	44 percent increase at year-end 2021 compared to year-end 2020; and
>	40 percent decrease at year-end 2020 compared to year-end 2019.

The following graphs reflect the CAP paid to our PEOs and other Non-PEO Named Executive Officers over the three-year period ended December 31, 2022 and show the Company’s TSR, net income and ROIC results over the same period.

2023 ANNUAL PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Delinquent Section 16(a) Reports: Based on our review of the filed copies of such forms, we believe that during the fiscal year ended December 31, 2022, all filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were timely satisfied, except that Ben M. Palmer and Richard A. Hubbell each filed one late Form 4.

2023 ANNUAL PROXY STATEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 1, 2023 by:

>	Each of our named executive officers;
>	Each of our directors and director nominees;
>	All of our current executive officers, directors and director nominees as a group; and
>	Each stockholder or group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who beneficially owned five percent of the shares of Common Stock of the Company.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Unless otherwise indicated, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o of RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329. The information provided in the table below is based on our records, information filed with the SEC, on which we are relying pursuant to applicable SEC regulations, and information provided to us.

	Amount		Percent of
	Beneficially		Outstanding
Name of Beneficial Owner	Owned(1)		Shares
Named Executive Officers:
Ben M. Palmer	857,046	(2)	**
Michael L. Schmit	67,022	(3)	**
Richard A. Hubbell	3,077,484	(4)	1.4
Director and Director Nominees:
Gary W. Rollins (5)	122,084,763	(6)	56.1
Amy R. Kreisler (5)	4,337,924	(7)	2.0
Pamela R. Rollins (5)	3,099,115	(8)	1.4
Timothy C. Rollins	3,035,281	(9)	1.4
Jerry W. Nix	2,418		**
Patrick J. Gunning	9,418		**
Susan R. Bell	7,918		**
John F. Wilson	3,418		**
Other Stockholders:
Blackrock Institutional Trust Company, N.A.	12,028,157	(10)	5.5
Control Group	128,625,699	(11)	59.1
All Directors and Executive Officers as a group (11 persons)	132,921,028	(12)	61.0
**	Less than one percent
(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	Includes 269,800 shares of restricted stock awards of Company Common Stock.
(3)	Includes 62,500 shares of restricted stock awards of Company Common Stock.
(4)	Includes 295,250 shares of restricted stock awards of Company Common Stock.
(5)	Amy R. Kreisler, Pamela R. Rollins and Timothy C. Rollins are siblings and are nieces and nephew of Gary W. Rollins.

2023 ANNUAL PROXY STATEMENT

(6)	Includes the following shares of Company Common Stock: (a) 69,091 shares of the Company Common Stock held in a charitable trust of which he is a co-trustee and as to which he shares voting and investment power; (b) 78,801,225 shares held by LOR, Inc., a Georgia corporation (Gary W. Rollins is an officer and director of LOR, Inc. and has a 50 percent voting interest in it); (c) 3,160,819 shares held by RFT Investment Company, LLC, a Georgia limited liability company (LOR, Inc. is the manager of RFT Investment Company, LLC); (d) 15,677,032 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC); (e) 889,242 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (f) 527,413 shares held by multiple trusts benefiting the grandchildren and more remote descendants of his deceased brother,. R. Randall Rollins (Gary W. Rollins is a trustee of each such trust); (g) 4,815,173 shares held by WNEG Investments, L.P., a Georgia limited partnership (Gary W. Rollins is the sole member of the sole general partner of WNEG Investments, L.P.); (h) 3,224,505 shares held by revocable trust established by Gary W. Rollins, of which he is the sole trustee; and (i) 8,312,106 shares held by three trusts (the “Rollins Family Trusts”) for the benefit of the children and/or more remote descendants of his deceased brother, R. Randall Rollins. Also includes 6,970 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Mr. Rollins is part of a control group holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(7)	Includes 1,965,692 shares of Company Common Stock held in a charitable trust of which she is a co-trustee and the Executive Director. Excludes 1,171 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Ms. Kreisler is a co-trustee. Ms. Kreisler is part of a control group holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(8)	Includes 1,965,692 shares of Company Common Stock held in a charitable trust of which she is a co-trustee. Excludes 1,171 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Ms. Rollins is a co-trustee. Ms. Rollins is part of a control group holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(9)	Includes 1,965,692 shares of Company Common Stock held in a charitable trust of which he is a co-trustee. Excludes 1,171 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Mr. Rollins is a co-trustee. Includes 52,013 shares held pf record by minor child over which Mr. Rollins possesses voting and dispositive power. Also includes 1,530 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Mr. Rollins is part of a control group holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(10)	Based on 13G filed on February 1, 2023.
(11)	Control group includes Gary W. Rollins, Pamela R. Rollins, Amy R. Kreisler and Timothy C. Rollins, and certain companies under their control, that possesses in excess of fifty percent of the Company’s voting power. See footnotes (6), (7), (8), (9) & (12) to this table for additional information.
(12)	Shares held in trusts as to which more than one officer and/or director are co-trustees or entities in which there is common ownership have been included only once. Includes 627,550 shares of restricted stock awards for Company Common Stock awarded and issued to the executive officers pursuant to the Company’s Stock Incentive Plans.

2023 ANNUAL PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company provides certain administrative services to Marine Products on a cost reimbursement basis and the arrangement may be terminated upon six months’ notice. The services include administration of certain employee benefit programs and other administrative services. Charges from the Company (or from corporations which are subsidiaries of the Company) for such services aggregated approximately $922,000 in 2022.

RPC and Marine Products own 50 percent each of a limited liability company called 255 RC, LLC that was created for the joint purchase and ownership of a corporate aircraft. Each of RPC and Marine Products is currently a party to an operating lease agreement with 255 RC, LLC for a period of five years. During 2022, RPC recorded certain net operating costs comprised of rent and an allocable share of fixed costs of approximately $200,000 for the corporate aircraft.

During 2022, a subsidiary of RPC conducted business with companies owned by LOR, Inc. Mr. Gary W. Rollins, a director at RPC, is an officer, director and controlling stockholder of LOR, Inc. In 2022, payments totaling approximately $1,750,000 were made to these LOR, Inc. companies primarily for the purchase of parts and repair services related to certain of RPC’s oilfield operating equipment. RPC believes the charges incurred are at least as favorable as the charges that would have been incurred for similar purchases from unaffiliated third parties.

RPC receives certain administrative services from Rollins, Inc., a company of which Mr. Gary W. Rollins is Chairman, and which is controlled by Mr. Rollins and his affiliates. The service agreements between Rollins, Inc. and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months’ notice. The services covered by these agreements include office space, administration of certain employee benefit programs, and other administrative services. Charges to the Company (or to corporations which are subsidiaries of the Company) for such services and rent aggregated approximately $71,000 in 2022.

A group that includes Gary W. Rollins, Pamela R. Rollins, Amy R. Kreisler and Timothy C. Rollins, each of whom is a director of the Company, and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power. Please refer to the discussion above under the heading, Board of Directors and Corporate Governance. The group discussed above also controls in excess of fifty percent of Marine Products Corporation’s voting power.

Related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed and approved in advance, by our Nominating and Corporate Governance Committee or, in the event that our Nominating and Corporate Governance Committee does not consist of all independent directors, by a Subcommittee (the Subcommittee) of the Nominating and Corporate Governance Committee consisting of all of the independent members thereof. As set forth in the charter of our Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee has the authority and responsibility to ensure that it approve all related party transactions, including material amendments that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Nominating and Corporate Governance Committee also has the authority to hire legal, accounting, financial or other advisors, as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. These same rights and responsibilities apply equally to the Subcommittee. A copy of the Charter of the Nominating and Corporate Governance Committee is available on our website at www.rpc.net under the Governance section. All related party transactions for the fiscal year ended December 31, 2022 were reviewed, pre-approved and/or ratified by the Nominating and Corporate Governance Committee in accordance with the Charter.

2023 ANNUAL PROXY STATEMENT

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at the Company’s 2024 Annual Meeting of Stockholders must be received by the Company by November 16, 2023 in order to be included, pursuant to Rule 14a-8 promulgated under the Exchange Act, in the proxy statement and form of proxy relating to that meeting. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 25, 2024, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received. Stockholders desiring to present business at the 2024 Annual Meeting of Stockholders outside of the stockholder proposal rules of Rule 14a-8 of the Exchange Act and instead pursuant to Article Twenty-Seventh of the Bylaws must prepare a written notice regarding such proposal addressed to The Corporate Secretary, RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and deliver to or mailed and received by no later than January 26, 2024 and no earlier than December 17, 2023. Stockholders should consult the Bylaws for other specific requirements related to such notice and proposed business.

With respect to stockholder nomination of directors, the Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Corporate Secretary, RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the Bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Bylaws. Notices of nominations must be received by the Corporate Secretary of the Company no later than January 26, 2024 and no earlier than December 17, 2023, with respect to directors to be elected at the 2024 Annual Meeting of Stockholders.

EXPENSES OF SOLICITATION

The Company will bear the cost of soliciting proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Alliance Advisors, LLC to provide proxy solicitation services for an estimated fee of approximately $15,000 plus reasonable out of pocket expenses.

2023 ANNUAL PROXY STATEMENT

ANNUAL REPORT

The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, without exhibits, is being provided to stockholders with this Proxy Statement. The Annual Report is not considered proxy-soliciting material.

FORM 10-K

Upon the written request of any record or beneficial owner of the Company’s Common Stock whose proxy was solicited in connection with the 2023 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2022. Requests for a copy of such Annual Report on Form 10-K should be addressed to Mr. Michael L. Schmit, Corporate Secretary, at RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329.

OTHER MATTERS

Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. In as much as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Michael L. Schmit
Corporate Secretary
Atlanta, Georgia
March 15, 2023

2023 ANNUAL PROXY STATEMENT

CAUTION CONCERNING FORWARD- LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Proxy Statement, including statements regarding future operations are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” or the negative of these terms and similar expressions intended to identify forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements primarily on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and trends that we believe may affect us. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Proxy Statement, including our expectations for 2023, may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this Proxy Statement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. In addition, these forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” set forth in Part I, Item 1A of our 2022 Annual Report and in our other SEC filings, which include, among other things, the dependence of our business on the oil and natural gas industries and related commodity pricing, and the potential impact on our business of wars and pandemics. Forward-looking statements speak only as of the date of this Proxy Statement, and you should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  (Continued and to be marked, dated, and signed on other side) PROXY RPC, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RPC, INC. FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2023 The undersigned hereby constitutes and appoints RICHARD A. HUBBELL and BEN M. PALMER, and each of them, jointly and severally, as proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 25, 2023, at 12:15 p.m. ET, at 2170 Piedmont Road, NE, Atlanta, GA 30324, or any adjournment of the meeting. The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 15, 2023, and grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned's name, place, and stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR ALL” THE NOMINEES NAMED IN PROPOSAL 1; “FOR” PROPOSALS 2 AND 3; AND “FOR” THE OPTION OF “THREE YEARS” FOR PROPOSAL 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. Important Notice Regarding the Availability of Proxy Materials for the RPC, INC. Annual Meeting of Stockholders to Be Held on April 25, 2023. The Notice and 2022 Annual Report and 2023 Proxy Statement are available at: https://www.viewproxy.com/RPC/2023

 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) The Board of Directors recommends a vote “FOR ALL” the nominees listed in Proposal 1; “FOR” Proposals 2 and 3; and “FOR” the option of “Three Years” for Proposal 4. Proposal 1. To elect three Class I Nominees (term expiring 2026) to the Board of Directors: NOMINEES: FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐ (1) Jerry W. Nix ☐ (2) Patrick J. Gunning ☐ (3) Ben M. Palmer ☐ INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box for each nominee you wish to withhold. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐ CONTROL NUMBER Proposal 2. To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023. FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal 3. To hold a nonbinding vote to approve executive compensation. FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal 4. To hold a nonbinding vote regarding the frequency of voting on executive compensation. 1 Year ☐ 2 Years ☐ 3 Years ☐ ABSTAIN ☐ Note: To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting. Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorneys, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature of Stockholder Date Signature of Stockholder Date CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. IN PERSON Vote your Proxy in Person: You may vote your shares in person at the 2023 Annual Meeting on April 25, 2023, at 12:15 p.m. ET at 2170 Piedmont Road, NE, Atlanta, GA 30324. INTERNET TELEPHONE MAIL Vote Your Proxy on the Internet: Go to: www.aalvote.com/RES Vote Your Proxy by Phone: Call (866) 804-9616 Vote Your Proxy by Mail: Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote by 11:59 p.m. ET on April 24, 2023. Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote by 11:59 p.m. ET on April 24, 2023. Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Please mark your vote in blue or black ink as shown here ☒